SECURITIES AND EXCHANGE COMMISSION

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FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

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CRUISESTOCK, INC.

(Exact Name of Small Business Issuer in its Charter)

TEXAS		________
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

5313 –B FM West #224

Houston, Texas 77069

281 350 1173

Address and Telephone Number of Registrant’s Principal

Executive Offices and Principal Place of Business)

Ivette Hunsinger

5313 –B FM West #224

Houston, Texas 77069

281 350 1173

(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

GREGG E. JACLIN, ESQ.

ANSLOW & JACLIN, LLP

195 Route 9 South, Suite 204

Manalapan, NJ 07726

TELEPHONE NO.: (732) 409-1212

FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.001	4,000,000	$.01	$40,000	$4.83

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shareholders were sold to our shareholders in a private placement memorandum. The price of $0.01 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED JUNE , 2006

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

CRUISESTOCK, INC.

4,000,000 SHARES OF

COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange and have no voting rights. The 4,000,000 shares of our common stock can be sold by selling security holders at a fixed price of $.01per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFIORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date Of This Prospectus Is: June   , 2006

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ABOUT OUR COMPANY

Ivette Hunsinger, our founder and sole officer and director, acquired a travel franchise from Cruise Planners, Inc. in September 2005. Cruise Planners, Inc. is established as one of the most highly professional, reputable, and well known companies in the cruise industry with over 500 franchisees in 42 states nationwide. Ms. Hunsinger contributed the franchise to us when we were formed in October of 2005. The franchise agreement allows a world wide marketing territory. Cruisestock can book cruises and travel throughout the world, however, we plan to concentrate our marketing to the local Houston, Texas market.

We earn a fee of 14% to 16% of the commissionable cruise cost on a cruise, of which 3% is paid to the franchisor Cruise Planners. We earn a commission of 5% to 14% for booking ground tours, land packages and hotels. The commissions are paid through Cruise Planners and they deduct their commission and pay us our fees. We are paid by Cruise Planners after the client takes the trip. We anticipate 70% or more of our revenues will come from cruises.

We have a policy of giving a 5% discount on cruises and land packages to shareholders of our stock that demonstrate they own 1000 shares or more at the time of booking and departing. We believe this will help to build shareholder loyalty and give us a market edge that many other travel agents do not enjoy. To date we have booked cruises and land packages worth almost $50,000. Cruises and land packages commissions are paid after the trips are completed. We have also sold 7 insurance policies. Insurance polices pay 20 – 30 % commissions and these are paid immediately.

Our management devotes 100% of her time to marketing our services. As of March 31, 2006, we have generated $1,568 in revenues from the booking of cruises through Cruise Planners, and we have a total accumulated deficit of $25,820.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $.01was determined by the price shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Summary Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception (October 11, 2005) through March 31, 2006 are derived from our audited financial statements.

From Inception- October 11, 2005 through March 31, 2006
STATEMENT OF OPERATIONS

Revenues	$1,568
Net Loss	$25,820
Total Operating Expenses	$26,888
Accumulated Deficit	$25,820

As of March 31, 2006
BALANCE SHEET DATA

Cash	$51,6961,696
Total Assets	$54,180
Total Liabilities	$0
Stockholders’ Equity	$54,180

WHERE YOU CAN FIND US

Our corporate offices are located at 5313-B FM West #224, Houston, Texas 77069. Our telephone number is (281) 350 1173

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Texas in October 2005. We have no significant assets, financial resources and limited revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities.

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. We will need a minimum of $25,000 to continue operations over the next twelve months, which we currently have in our cash reserve. However, we anticipate requiring additional funds in order to significantly expand our operations and acquire the operating entities as set forth in our plan of operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable.

If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF IVETTE HUNSINGER, OUR SOLE OFFICER AND DIRECTOR. WITHOUT HER CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Ivette Hunsinger, our sole officer and director. We currently do not have an employment agreement with Ms. Hunsinger, and Ms. Hunsinger does not receive a salary for her services. The loss of her services could have a material adverse effect on our business, financial condition or results of operation.

WE ARE DEPENDENT UPON CRUISE PLANNERS TO BOOK CRUISES AND THE LOSS OF OUR FRANCHISE AGREEMENT COULD MATERIALLY DECREASE OUR MARGINS AND HAVE A NEGATIVE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

We are dependent upon Cruise Planners to book cruises. In the event that we breach our contract with Cruise Planners or they terminate the agreement without reason we would not have any ability to book our own cruises. The loss of this agreement would have a material adverse effect on our business, financial condition and results of operations.

OUR REVENUES AND EARNINGS ARE ESPECIALLY SENSITIVE TO GLOBAL EVENTS THAT ARE OUT OF ITS CONTROL.

Our results of operations are dependent upon factors generally affecting the travel industry. Our revenues and earnings are especially sensitive to events that affect domestic and international air travel and vacation. A number of factors could result in an overall decline in demand for travel, including political instability, armed hostilities, international terrorism, extreme weather conditions, a rise in fuel prices, a decline in the value of the U.S. dollar, labor disturbances, excessive inflation, a general weakening in economic activity and reduced employment in the U.S. These types of events could have a material adverse effect on our business, financial condition and results of operations.

THE DOMESTIC AND INTERNATIONAL LEISURE TRAVEL INDUSTRY IS SEASONAL AND SUBJECT TO QUARTERLY FLUCTUATIONS CAUSED PRIMARILY BY THE SEASONAL VARIATIONS IN THE TRAVEL INDUSTRY WHICH COULD HAVE A NEGATIVE EFFECT ON OUR QUARTERLY RESULTS OF OPERATIONS.

The domestic and international leisure travel industry is seasonal. Our results may be subject to quarterly fluctuations caused primarily by the seasonal variations in the travel industry. It is anticipated that net revenues and net income will generally be higher in the second and fourth quarters. Our quarterly results of operations may also be subject to fluctuations as a result of changes in the mix of services we offer as a result of internal growth rates, fare wars by travel providers, changes in relationships with certain travel providers, the timing of the payment of overrides by travel providers, extreme weather conditions or other factors affecting travel. Unexpected variations in quarterly results could also adversely affect the price of the common stock, which in turn could limit our ability to expand.

THE TRAVEL SERVICE INDUSTRY IS EXTREMELY COMPETITIVE AND HAS LOW BARRIERS TO ENTRY.

The travel service industry is extremely competitive and has low barriers to entry. We compete with other distributors of travel services, travel providers, travel agents, tour operators and central reservation service providers, some of which have greater experience, brand name recognition and/or financial resources than we do. .Other distributors may have relationships with certain travel providers providing better availability or more competitive pricing than that offered by us. Furthermore, some travel agents have a strong presence in their geographic area which may make it difficult for us to attract customers in those areas.

IVETTE HUNSINGER’S CONTROL MAY PREVENT YOU FROM CAUSING A CHANGE IN THE COURSE OF OUR OPERATIONS AND MAY AFFECT THE PRICE OF OUR COMMON STOCK.

Ivette Hunsinger beneficially own approximately 83.33% of common stock. Accordingly, for as long as Ms. Hunsinger continues to own more than 50% of our common stock, she will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. This concentration of ownership could result in a reduction in value to the common shares you own because of the ineffective voting power, and could have the effect of preventing us from undergoing a change of control in the future.

OUR SUCCESS DEPENDS UPON OUR ABILITY TO ATTRACT AND HIRE KEY PERSONNEL. OUR INABILITY TO HIRE QUALIFIED INDIVIDUALS WILL NEGATIVELY AFFECT OUR BUSINESS, AND WE WILL NOT BE ABLE TO IMPLEMENT OR EXPAND OUR BUSINESS PLAN.

Our business is greatly dependent on our ability to attract key personnel. We will need to attract, develop, motivate and retain highly skilled marketing professionals. We need to attract qualified sales people with substantial experience in order to grow our business and provide our services to our potential clients. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel. If we are unable to retain such employees, we will not be able to implement or expand our business plan.

THE OFFERING PRICE OF THE SHARES WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $.01 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our private placement which was completed in May 2006 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 4,000,000 shares of our common stock held by 46 shareholders of our common stock which sold in our Regulation D Rule 506 offering completed in February 2006.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of June 20, 2006 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering
Carly Bernhardt	100,000	100,000	0	0
Janice L. Bredt	100,000	100,000	0	0
BGlass/Robert W. Christian, Jr.	100,000	100,000	0	0
Champions Financial/Robert W. Christian, Jr.	100,000	100,000	0	0
Robert Christian	100,000	100,000	0	0
Robert W. Christian	100,000	100,000	0	0
Rosa L. Perez and Yerina S. Christian	100,000	100,000	0	0
Yerina Stevens Christian	100,000	100,000	0	0
Christopher H. Clark	100,000	100,000	0	0
Jason Paul Danna	100,000	100,000	0	0
Sonia Danna	100,000	100,000	0	0
Ben Davis	50,000	50,000	0	0
Troy Duhaney	100,000	100,000	0	0
Vicki Garza	100,000	100,000	0	0
Connie D. Gonzales	100,000	100,000	0	0
Jerome E. Gonzales III	50,000	50,000	0	0
Randolph J. Greiner	100,000	100,000	0	0
Melissa C. Guerra	100,000	100,000	0	0

Donald R. Harris	50,000	50,000	0	0
Charles C. Hunsinger	100,000	100,000	0	0
Keith Jarvis	100,000	100,000	0	0
Andrew W. Johnson	100,000	100,000	0	0
Nichol L. Johnson	100,000	100,000	0	0
Jillaina d. Kennedy	100,000	100,000	0	0
Diane E. Lawton	100,000	100,000	0	0
Kyla D. Lockhart	100,000	100,000	0	0
Tiffany C. Lockhart	100,000	100,000	0	0
Tanya Marek	50,000	50,000	0	0
Donald C. May	50,000	50,000	0	0
Thelma Jean Morris	50,000	50,000	0	0
Mary Francis Moss	50,000	50,000	0	0
Philip L. Peek	100,000	100,000	0	0
Christopher Rickard	50,000	50,000	0	0
Deborah Robertson	100,000	100,000	0	0
Danielle Schaefer	50,000	50,000	0	0
Richard C. Schmitz	50,000	50,000	0	0
Theodore A. Schwartz	100,000	100,000	0	0
E. Del Thachuk	100,000	100,000	0	0
Mary Anne Thachuk	100,000	100,000	0	0
Noble B. Trenham	100,000	100,000	0	0
Glenn Verret	50,000	50,000	0	0
Gail G. Waggoner	50,000	50,000	0	0
Norena P. Walker	100,000	100,000	0	0

To our knowledge, other than Charles Hunsinger none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or
-	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
-	Are broker-dealers or affiliated with broker-dealers.

Ms. Hunsinger is personally acquainted with all of our shareholders, and solicited their investment in the 506 private placement. Ms. Hunsinger did not use any finders or brokers in the solicitation of the investors and did not pay any fees or commissions. Charles Hunsinger is the father in law of Ivette Hunsinger, our sole officer and director.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $.01 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $.01 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
o	through direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both(which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $25,000.

Notwithstanding anything set forth herein, no NASD member will charge commissions that exceed 8% of the total proceeds of the offering.

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatened against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our sole executive officer and director and his age as of June 20, 2006 is as follows:

NAME	AGE	POSITION

Ivette Hunsinger	31	President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

IVETTE HUNSINGER. Ivette Hunsinger has been our President, Chief Executive Officer, Chief Financial Officer, Chairman of the Board of Directors since inception. Ms. Hunsinger has been in the travel and tourism industry for the last 10 years. In 1996 she had graduated from the Wilma Boyd school of Travel with Highest Honors. Since this time she has worked for Continental and Delta Airlines as a reservationist and a ramp agent. She has also done work doing cruise arrangements for a travel agency for a short time period and on-going personal arrangements for friends and family. She has experience in the travel industry including the reservation systems pertaining to the different companies and knowledge of the rules and regulations that have to do with the travel industry. She is also tri-lingual; speaking Spanish and Greek, and is able to expand her clientele because of this. She is also used to helping customers who experience problems and can handle customer care issues. Ms. Hunsinger is currently opening a travel agency with the main focus on cruises and land resorts with packages fitting to all types of travelers from singles to group with all types of special and discounts.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of June 20, 2006, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Ivette Hunsinger 5313-B FM West #224 Houston, Texas 77069	20,000,000	83.33%

Common Stock	All executive officers and directors as a group	20,000,000	83.33%

(1)	The percent of class is based on 24,000,000 shares of our common stock issued and outstanding as of June 20, 2006.

DESCRIPTION OF SECURITIES

General

Our original articles of incorporation authorized 100,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

As of June 20, 2006, 24,000,000 shares of common stock are issued and outstanding and held by 47 shareholders. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Holders of common stock do not have cumulative voting rights.

Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Although there are no provisions in our charter or by-laws that may delay, defer or prevent a change in control, we are authorized, without shareholder approval, to issue shares of preferred stock that may contain rights or restrictions that could have this effect.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our articles of incorporation also provide that we are authorized to issue up to 10,000,000 shares of preferred stock with a par value of $.001 per share. As of the date of this prospectus, there are no shares of preferred stock issued and outstanding. Our Board of Directors has the authority, without further action by the shareholders, to issue from time to time the preferred stock in one or more series for such consideration and with such relative rights, privileges, preferences and restrictions that the Board may determine. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of preferred stock could adversely affect the voting power or other rights of the holders of common stock.

Dividends

Since inception we have not paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Malone & Bailey, PC, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Texas Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933.Insofar as indemnification for liabilities arising under the Securities Act of1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on October 11, 2005 in the State of Texas and 10,000,000 shares of common stock were issued Ivette Hunsinger for services rendered during pre-incorporation work in formation of the corporation and in securing the franchise. In addition, in October 2005, we issued an additional 10,000,000 shares to Ms. Hunsinger for $20,000.

DESCRIPTION OF BUSINESS

Ivette Hunsinger, our founder and sole officer and director, acquired a travel franchise from Cruise Planners, Inc. in September 2005. Cruise Planners, Inc. is established as one of the most highly professional, reputable, and well known companies in the cruise industry with over 500 franchisees in 42 states nationwide. Ms. Hunsinger contributed the franchise to us when we were formed in October of 2005. The franchise agreement allows world wide marketing territory. Cruisestock can book cruises and travel throughout the world, however, we plan to concentrate our marketing to the local Houston, Texas market.

We earn a fee of 14% to 16% of the commissionable cruise cost on a cruise, of which 3% is paid to the franchisor Cruise Planners. We earn a commission of 5% to 14% for booking ground tours, land packages and hotels. We anticipate 70% or more of our revenues will come from cruises.

We have a policy of giving a 5% discount on cruises and land packages to shareholders of our stock that demonstrate they own 1000 shares or more at the time of booking and departing. We believe this will help to build shareholder loyalty and give us a marketing edge that many other travel agents do not enjoy. To date we have booked cruises and land packages worth almost $50.000.00. Cruises and land packages commissions are paid after the trips are completed. We have also sold 7 insurance policies. Insurance polices pay 20 – 30 % commissions and these are paid immediately.

We intend to market to individuals using word of mouth, and through business and social acquaintances. So far, we have booked most of our cruises and packages from this source. We also intend to host parties where we will display brochures on various cruise lines and tour companies. We already booked one family of three for a $16,000 trip from one of these parties. Ms. Hunsinger sponsored her youngest son’s little league baseball team and each of the players and coaches shirts displayed our company name. We also had a sign at the ball field. We also hosted a vendor table at the ballpark’s fun day. From this we have already booked some cruises and the ball field also purchased a $700 gift certificate they awarded as a raffle prize. We were then able to book that trip.

However, our principal plan is to market to groups. Ms. Hunsinger’s mother in law is active in several bridge groups and we have already booked, and had sail, one group of 19 people in 9 cabins. We intend to book one more bridge group this year and two for next year. We intend to book a spring-break baseball group for ‘07. We have already contacted one association that has 4 conventions a year and we will probably book one of their conventions for ‘08. They usually have from 200 to 300 attendees per convention. Our goal is to book 5 large groups a year: two for bridge, one for baseball/school and two for businesses. We will market through membership in two Country Clubs, Civic Associations memberships, Business and Professional organizations, trade organizations, card clubs and school groups, etc. Ms Hunsinger has 5 children and they are all active in various sports and school activities.

We also market through our web site www.travelwithsavy.com. It is backed into the Cruise Planner website and when an individual searches for a travel agent in Houston, Texas, we are the only Cruise Planner franchisee.

Cruise Planners

Cruise Planners requires all of its franchisees to complete a comprehensive 5 day training program at their headquarters in Ft. Lauderdale, FL. Cruise Planners became an affiliate of American Express in 2002 and Franchisees can use the American Express logo and name in their marketing material after they complete several qualifying steps. Cruise Planners does national marketing including internet, direct mail, and print ads, at no additional cost to the franchisee, in order to generate leads for the franchisees.

Cruise Planners Ranked #1 in Cruise Only Franchises by Entrepreneur Magazine 2004 & 2005 Annual Franchise 500. With more than 85 million dollars in sales, Cruise Planners has become one of the largest home-based businesses in the cruise industry today and was named by The Wall Street Journal as one of the hottest franchise concepts. Their well-trained staff has over 85 years experience in the travel business. Cruise Planners is licensed, bonded and insured and is a member of CLIA (Cruise Line International Association) NACOA (National Association of Cruise Only Agencies) and ASTA (American Society of Travel Agents. They have achieved top National Account status with all of the top cruise lines in America.

This affords Cruise Planners, Inc., and therefore, us, not only quick access to upper management, but the best commission rates offered in the industry. Cruise Planners, Inc. provides its franchisees with high commissions, preferential cruise pricing, superior booking opportunities, direct marketing support, cooperative advertising programs and advanced training. Cruise Planners has an in-house web development team that created a professional and effective Internet sites for its franchisees. We customized our own site, www.travelwithsavy.com , which not only gives us credibility in the marketplace, but also provided us with an excellent marketing and communication vehicle.

The Cruise Planners, Inc. website cruiseplanners.com features:

* Lead generation (when a prospect selects Houston Texas to select a Travel agent, we are the only franchise listed.)

* Over 15,000 pages of cruise information

* The Cruise Line content is updated daily

* Our client’s can register on our website and receive weekly e-mail specials

* Cruise ship videos

* Destination videos

Due to Cruise Planners volume, they have the ability to arrange special sales and preferred pricing advantages with amenities on select dates, giving us an edge in the marketplace Cruise Planners blocks group space on thousands of departures, allowing us to take advantage of the Group Rates and Special Amenities, without the financial and operational commitments of blocking our own groups. This provides us with an advantage over our competition. We can book as little as one cabin and still get our clients the group rate. (Normally an agency would have to book a minimum of 8 cabins/16 passengers to be eligible for these discounted rates.) In addition, applicable Group Amenities apply to these bookings, such as:

* Cabin Upgrades

* Onboard Credits

* Tour Conductors (“Free” berth)

* Cocktail Party/Meeting Space

* Shore Excursions

* Wine in Cabin

* Champagne and Chocolate-Covered Strawberries

Ms. Hunsinger is studying for her CLIA certification. It entails 100 hours of instruction, passing a test, and exploring a minimum or 5 cruise ships, 15 cabins and sailing on two cruises within one year. When this is completed we can put the CLIA certification on her business card and it lends credibility to knowledgeable travelers.

We purchase 10 leads per month from Cruise Planners @ a cost of 49.00. If we do not ‘pull’ these leads each month, they roll over.

Employees

Ms. Hunsinger is currently our only employee, and we will depend on her ability to develop customers.

MANAGEMENT DISCUSSION AND ANALYSIS

Ivette Hunsinger, our founder and sole officer and director, acquired a travel franchise from Cruise Planners, Inc. in September 2005. Cruise Planners, Inc. is established as one of the most highly professional, reputable, and well known companies in the cruise industry with over 500 franchisees in 42 states nationwide. Ms. Hunsinger contributed the franchise to us when we were formed in October of 2005. Cruise Planners is one of the largest travel franchisors and currently has over 600 franchisees. The franchise agreement allows world wide marketing territory. Cruisestock can book cruises and travel throughout the world, however, we plan to concentrate our marketing to the local Houston, Texas market.

We earn a fee of 14% to 16% of the commissionable cruise cost on a cruise, of which 3% is paid to the franchisor Cruise Planners. We earn a commission of 5% to 14% for booking ground tours, land packages and hotels. We anticipate 70% or more of our revenues will come from cruises.

We have a policy of giving a 5% discount on cruises and land packages to shareholders of our stock that demonstrate they own 1000 shares or more at the time of booking and departing. We believe this will help to build shareholder loyalty and give us a market edge that many other travel agents do not enjoy. To date we have booked cruises and land packages worth almost $50,000. Cruises and land packages commissions are paid after the trips are completed. We have also sold 7 insurance policies. Insurance polices pay 20 – 30 % commissions and these are paid immediately.

We also market through our web site travelwithsavy.com. It is backed into the Cruise Planner website and when an individual searches for a travel agent in Houston, Texas, we are the only Cruise Planner franchisee.

Plan of Operations

During the next twelve months, we expect to take the following steps in connection with the further development of our business and the implementation of our plan of operations:

Ms. Hunsinger plans to hire and train one assistant during the next 12 months. They will work under Ms. Hunsinger’s direct supervision and must attend the 5 day training course put on by Cruise Planners which costs $695. Any marketing assistants will be paid 66% of the commissions they earn. They will pay their own overhead and will have the ability to work part time out of their home. Since the marketing assistants can have flexible work hours and have minimal capital expense to get started and become a travel agent, we appeal to a large number of women that want to work part time.

If we are successful in raising additional capital we plan to buy the customer leads of franchisees from around the country that do not continue their franchise obligations. Cruise Planners minimum obligation is $50,000 dollars revenue by the end of the second year of the term of the franchise agreement and each year thereafter. Cruisestock has substantially met the minimum 2 year production quota.

The first year we plan to spend approximately $1,000 per month in marketing expense. The cruise lines and tour operators all provide 4 color brochures and letterhead and paper to print flyers on. This helps curb the cost of advertising. As our sales increase, the franchisor reduces our commission and helps with even more print ads. Because Cruise Planners is a huge account for most cruise lines, the cruise lines are very favorable to them and significantly help with their advertising budget.

Ms. Hunsinger will not take a salary for the next 12 months in an effort to build up the company’s cash and operating capital. At the end of 12 months Ms Hunsinger plans on taking 50% of the commissions earned in the form of compensation.

Results of Operations

For the period from inception ending March 31, 2006, we received revenue of $1,568. Expenses for the period totaled $26,888 resulting in a loss of $25,820. Expenses of $25,820 for the period consisted entirely of general and administrative expenses.

Capital Resources and Liquidity

As of June 20, 2006 we had $51,696 in cash. Our general and administrative expenses are expected to average $2,500 per month for the next 12 months. As of June 20, 2006 we received a total of $60,000 from financing activities from the sale of shares by us pursuant to an exemption from registration at Regulation D Rule 506 of the Securities Act of 1933.

We believe we can satisfy our cash requirements for the next twelve months with our current cash and expected revenues. However, completion of our plan of operation is subject to attaining adequate revenue. We cannot assure investors that adequate revenues will be generated. In the absence of our projected revenues, we may be unable to proceed with our plan of operations. Even without significant revenues within the next twelve months, we still anticipate being able to continue with our present activities, but we may require financing to potentially achieve our goal of profit, revenue and growth.

We anticipate that our operational as well as general and administrative expenses for the next 12 months will total $25,000. We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant changes in the number of employees although depending on if financing is raised we may add additional marketing assistants. We do not intend to increase our staff until such time as we can raise the capital or generate revenues to support the increase in overhead expense. At this time we have not entered into any agreements or negotiations with a sales and marketing entity to undertake marketing for us. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and status of our business plan.

In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we would then not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we would likely seek additional financing to support the continued operation of our business. We anticipate that depending on market conditions and our plan of operations, we would incur operating losses in the foreseeable future. We base this expectation, in part, on the fact that we may not be able to generate enough gross profit from our online marketing services to cover our operating expenses.

DESCRIPTION OF PROPERTY

Our property consists of office space located at 5313 –B FM1960 West #224, Houston, Texas 77069. Our business address is a PO Box, and package service. Ms. Hunsinger provides office space in a spare room in her home. We use such space for no charge from Ms. Hunsinger and we currently have no written agreement with Ms. Hunsinger, our sole officer and director. We do not expect to enter into a written agreement with Ms. Hunsinger. Currently, this space is sufficient to meet our needs; however, if we expand our business to a significant degree, we will have to find a larger space

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our property consists of office space located at 5313 –B FM1960 West #224, Houston, Texas 77069. Our business address is a PO Box, and package service. Ms. Hunsinger provides office space in a spare room in her home. We use such space for no charge from Ms. Hunsinger and we currently have no written agreement with Ms. Hunsinger, our sole officer and director. We do not expect to enter into a written agreement with Ms. Hunsinger. Currently, this space is sufficient to meet our needs; however, if we expand our business to a significant degree, we will have to find a larger space.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 46 shareholders of both our common stock.

Rule 144 Shares

As of June 20, 2006, there are no shares of our common stock which are currently available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After October 18, 2006, the 20,000,000 shares issued to Ivette Hunsinger will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After February 2007, the 4,000,000 shares of our common stock held by the forty six shareholders who purchased their shares in the Regulation D 506 offering by us will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company’s common stock then outstanding which, in our case, would equal approximately 240,000 shares of our common stock as of the date of this prospectus.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until June 20, 2006.

ANNUAL COMPENSATION
NAME	TITLE	YEAR	SALARY	BONUS	OTHER ANNUAL COMPENSATION

Ivette Hunsinger	President CEO and Chairman	2006	$0	0	0

LONG TERM COMPENSATION
RESTRICTED OPTION STOCKS/ PAYOUTS AWARDED		SARS ($)	LTIP COMPENSATION		ALL OTHER COMPENSATION
0		0	0		0

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consultant agreement with Ivette Hunsinger, our Chief Executive Officer, President, and Chairman of the Board of Directors

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as apart of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of

Cruisestock, Inc.

Houston, Texas

We have audited the accompanying balance sheet of Cruisestock, Inc. (a development stage company) as of March 31, 2006, and the related statements of loss, stockholder’s equity and cash flows for the period from inception (October 11, 2005) through March 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Cruisestock, Inc. as of March 31, 2006, and its results of operations for the period from inception (October 11, 2005) through March 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

May 31, 2006

Malone & Bailey, PC

www.malone-bailey.com

Houston, Texas

CRUISESTOCK, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

March 31, 2006

ASSETS

Assets
Cash	$51,696
Fixed Assets, net of accumulated depreciation of $500	2,584

TOTAL ASSETS	54,180

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities	$-

STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding
Class A common stock, $.001 par value, 100,000,000 shares authorized, 24,000,000 shares issued and outstanding	24,000

Additional paid in capital	56,000
Deficit accumulated during the development stage	(25,820)
Total Stockholders’ Equity	54,180

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$54,180

See accompanying summary of accounting policies

and notes to financial statements.

CRUISESTOCK, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF LOSS

Period from October 11, 2005 (Inception) Through March 31, 2006

Revenue	$1,568

General and administrative	26,888
Depreciation	500
Net loss	$(25,820)

See accompanying summary of accounting policies

and notes to financial statements

CRUISESTOCK, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY

Period from October 11, 2005 (Inception) through March 31, 2006

	Class A Common Stock		Additional	Deficit accumulated during the development
	Shares	Amount	paid in capital	stage	Total
Issuance of Class A Common Stock to: - Founder for $.001 per share at inception	10,000,000	$10,000	10,000	-	$20,000
- Founder for $.001 per share for cash at inception	10,000,000	10,000	10,000	-	20,000
• Investors from October 2005 to March 2006 at $.01 per share for cash	4,000,000	4,000	36,000		40,000
Net loss				$(25,820)	(25,820)
Balance, March 31, 2006	24,000,000	$24,000	$56,000	$(25,820)	$54,180

See accompanying summary of accounting policies

and notes to financial statements

CRUISESTOCK, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

Period from October 11, 2005 (Inception) Through March 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net deficit accumulated during the development stage	$(25,820)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	500
Stock issued for services	20,000

NET CASH USED IN OPERATING ACTIVITIES	(5,320)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(2,984)

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of stock	60,000

NET CHANGE IN CASH	51,696
Cash balance, beginning	-
Cash balance, ending	$51,696

SUPPLEMENTAL DISCLOSURES:
Interest paid	$-
Income taxes paid	$-

See accompanying summary of accounting policies

and notes to financial statements

CRUISESTOCK, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – SUMMARY OF ACCOUNTING POLICIES

Nature of business. Cruisestock, Inc. was incorporated in Texas in October, 2005 to operate a franchise travel service. Cruisestock currently has an agreement to sell cruises under the Cruise Planners trademark.

Cruisestock’s fiscal year ends August 31, 2006.

Use of Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Cash and Cash Equivalents. Cash and cash equivalents include cash and all highly liquid financial instruments with purchased maturities of three months or less.

Revenue recognition. Cruisestock recognizes revenue when commissions are paid. No accounts receivable are recorded because of the uncertainty of collections.

Income Taxes. Cruisestock accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” which requires the liability approach for the effect of income taxes.

Basic Loss Per Share. Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Recent Accounting Pronouncements. Cruisestock does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Cruisestock’s results of operations, financial position or cash flow.

Stock options and warrants. Cruisestock. accounts for stock options and warrants issued to employees under the intrinsic value method. Under this method, Cruisestock recognizes no compensation expense for stock options or warrants granted when the number of underlying shares is known and exercise price of the option or warrant is greater than or equal to the fair market value of the stock on the date of grant. Fair value is used for options and warrants issued to non-employees as compensation. There were no stock options or warrants outstanding as of March 31, 2006.

NOTE 2 – COMMON STOCK

In October 2005, Cruisestock issued 10,000,000 shares of Class A common stock at $.001 to its founder in exchange for services, valued at $20,000, during pre-incorporation work in formation of the corporation and in securing the franchise.

In October 2005, Cruisestock issued 10,000,000 shares of Class A common stock at $.001 to its founder for $20,000.

From October 2005 to March 2006, Cruisestock sold 4,000,000 shares of Class A common stock to individuals at $.01 per share for $40,000.

NOTE 3 - INCOME TAXES

Cruisestock has net operating loss of approximately $25,820 as of March 31, 2006 which can be carried forward for 20 years. At March 31, 2006, the related deferred tax asset is considered fully impaired.

NOTE 4 – COMMITMENTS

Crusestock’s principal office is in the office of its president pursuant to an oral agreement on a rent-free month-to-month basis.

CRUISE STOCK, INC.

4,000,000 Shares of Common Stock

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The General Corporation Law of Texas provides that directors, officers, employees or agents of Texas corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. This statute provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our Certificate of Incorporation provides that we shall indemnify any and all persons whom we shall have power to indemnify to the fullest extent permitted by the Texas Corporate Law. Article VII of our by-laws provides that we shall indemnify our authorized representatives to the fullest extent permitted by the Texas Law. Our by-laws also permit us to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any capacity, or out of such person’s status as such, whether or not we would have the power to indemnify such person against such liability under the foregoing provision of the by-laws.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$4.83
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$0
Accounting fees and expenses	$10,000.00
Legal fees and expense	$$20,000.00
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$30,004.83

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We were incorporated in the State of Texas on October 11, 2005 and 10,000,000 shares of common stock were issued Ivette Hunsinger for services rendered during pre-incorporation work in formation of the corporation and in securing the franchise. In addition, in October 2005, we issued an additional 10,000,000 shares to Ms. Hunsinger for $20,000. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued to these individuals as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Hunsinger had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In February 2006, we completed a Regulation D Rule 506 offering in which we sold 4,000,000 shares of common stock to 46 investors, at a price per share of $.01 for an aggregate offering price of $40,000. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Carly Bernhardt	100,000
Janice L. Bredt	100,000
BGlass/Robert W. Christian, Jr.	100,000
Champions Financial/Robert W. Christian, Jr.	100,000
Robert Christian	100,000
Robert W. Christian	100,000
Rosa L. Perez and Yerina S. Christian	100,000
Yerina Stevens Christian	100,000
Christopher H. Clark	100,000
Jason Paul Danna	100,000
Sonia Danna	100,000
Ben Davis	50,000
Troy Duhaney	100,000
Vicki Garza	100,000
Connie D. Gonzales	100,000
Jerome E. Gonzales III	50,000
Randolph J. Greiner	100,000
Melissa C. Guerra	100,000
Donald R. Harris	50,000
Charles C. Hunsinger	100,000
Keith Jarvis	100,000
Andrew W. Johnson	100,000
Nichol L. Johnson	100,000
Jillaina d. Kennedy	100,000
Diane E. Lawton	100,000
Kyla D. Lockhart	100,000
Tiffany C. Lockhart	100,000
Tanya Marek	50,000
Donald C. May	50,000
Thelma Jean Morris	50,000
Mary Francis Moss	50,000
Philip L. Peek	100,000
Christopher Rickard	50,000
Deborah Robertson	100,000
Danielle Schaefer	50,000
Richard C. Schmitz	50,000
Theodore A. Schwartz	100,000
E. Del Thachuk	100,000
Mary Anne Thachuk	100,000
Noble B. Trenham	100,000
Glenn Verret	50,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)

At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)

Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in February 2006 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

ITEM 27. EXHIBITS.

EXHIBIT
NUMBER	DESCRIPTION

3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Anslow & Jaclin, LLP
21	Subsidiaries
23.1	Consent of Malone & Bailey, PC
23.2	Consent of Counsel, as in Exhibit 5.1

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(a) Rule 415 Offering Undertaking:

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to he purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Sec. 230.424);

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(d) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities

Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Houston, State of Texas on June 20, 2006.

By:	/s/ Ivette Hunsinger IVETTE HUNSINGER
President, Chief Executive Officer,
Chief Financial Officer, Principal Accounting Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Ivette Hunsinger, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:	/s/ Ivette Hunsinger Ivette Hunsinger	President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Chairman of the Board of Directors

Dated: June 20, 2006